1604604




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2003


                               COLOR IMAGING, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


          0-16450                                           13-3453420
          -------                                           ----------
   (Commission File Number)                    (IRS Employer Identification No.)


       4350 Peachtree Industrial Boulevard, Suite 100, Norcross, GA 30071
          (Address of principal executive offices, including zip code)


                                 (770) 840-1090
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 1, 2003, Color Imaging began receiving a series of calls and facsimiles from persons who had received a facsimile, in the form of a press release, from a party identifying itself as "Warrior Capital." Those recipients who contacted Color Imaging were of the impression that Color Imaging had authorized or originated the facsimile.

     Color Imaging believes the confusion was attributable to several causes:

     o The facsimile was about Color Imaging and was in the form of a press release;

     o The facsimile had an initial header of "Atlanta Georgia" which is where Color Imaging is headquartered;

     o The facsimile identified Color Imaging's headquarters address, its telephone and facsimile numbers;

     o The facsimile listed "Morse Financial - Investor Relations" as a contact, giving the impression that an investor relations person was involved.

     This Form 8-K is filed to notify current and potential investors, customers and suppliers that the press release was not authorized or approved by Color Imaging, and that Color Imaging takes no responsibility for any of its content.




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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLOR IMAGING, INC.


Date:  April 2, 2003                By: /s/ Morris E. Van Asperen
                                        ----------------------------------------
                                        Name:     Morris E. Van Asperen
                                        Title:    Executive Vice President and
                                                  Chief Financial Officer





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